Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces fourth quarter and full year results for fiscal year 2022

Q4 sales and earnings per share exceed expectations with growth across all segments;

Fiscal year sales up 9% with double-digit EPS growth

SCHAFFHAUSEN, Switzerland – Nov. 2, 2022 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fourth quarter and fiscal year ended Sept. 30, 2022. Financial results include the impact of an additional week in the fourth quarter.

Fourth Quarter Highlights

●	Net sales were $4.4 billion, up 14% on a reported basis and 21% organically year over year, with growth across all segments. On a comparable 13-week basis, sales were $4.05 billion.
●	GAAP diluted earnings per share (EPS) from continuing operations were $2.21, and adjusted EPS were $1.88, an increase of 11% versus the prior year.
●	Order levels were $4.3B with a book to bill of 0.98.
●	Record cash flow from operating activities of $944 million and record free cash flow of $745 million, continuing to demonstrate strong cash generation model.

Full Year Highlights

●	Net sales were a record at $16.3 billion, up 9% on a reported basis and 12% organically from fiscal year 2021.
●	GAAP EPS from continuing operations were $7.47, up 10% year over year, and adjusted EPS were $7.33, up 13% versus fiscal year 2021, both a company record.
●	Year-over-year margin expansion in Industrial and Communications segments.
●	Cash flow from operating activities was $2.5 billion and free cash flow was $1.8 billion, with approximately $2.1 billion returned to shareholders.

“Our strong finish and record performance in fiscal 2022 were due to both the strategic positioning of our portfolio and the ability of our global teams to continue executing in a dynamic macro environment. For the full year, we delivered double-digit organic growth, including growth in all segments, as well as double-digit EPS growth,” said TE Connectivity CEO Terrence Curtin. “We remain focused on innovating with our customers around the world to enhance our leadership position in long term growth and sustainability trends including electric vehicles, cloud computing, renewable energy and factory automation applications. Our order and backlog trends remain favorable, and while we may experience cyclicality in certain markets from broader macro challenges as we enter 2023, we are confident that we are well positioned to capitalize on long-term trends that will drive future growth and value for our owners while creating a safer, sustainable, productive and connected world.”

First Quarter FY23 Outlook

For the first quarter of fiscal 2023, the company expects net sales of approximately $3.75 billion, reflecting a decrease of 2% on a reported basis and an increase of 9% on an organic basis year over year. GAAP EPS from continuing operations are expected to be approximately $1.31, with adjusted EPS of approximately $1.50.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (888) 330-3417 and for international callers, the dial-in number is (646) 960-0804
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Nov. 2, 2022.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With more than 85,000 employees, including over 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Net Sales Excluding the Impact of the Additional Week – represents net sales excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. The impact of the additional week was estimated using average sales for the fourth quarter of the fiscal year.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict between Russia and Ukraine resulting from Russia’s invasion of Ukraine or escalating tensions in surrounding countries; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2021 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.Quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

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TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 24,	September 30,	September 24,
	2022	2021	2022	2021

	(in millions, except per share data)
Net sales	$4,359	$3,818	$16,281	$14,923
Cost of sales	3,010	2,555	11,037	10,036
Gross margin	1,349	1,263	5,244	4,887
Selling, general, and administrative expenses	412	384	1,584	1,512
Research, development, and engineering expenses	179	173	718	677
Acquisition and integration costs	16	8	45	31
Restructuring and other charges, net	82	38	141	233
Operating income	660	660	2,756	2,434
Interest income	6	3	15	17
Interest expense	(18)	(14)	(66)	(56)
Other income (expense), net	4	(22)	28	(17)
Income from continuing operations before income taxes	652	627	2,733	2,378
Income tax (expense) benefit	56	167	(306)	(123)
Income from continuing operations	708	794	2,427	2,255
Income from discontinued operations, net of income taxes	—	—	1	6
Net income	$708	$794	$2,428	$2,261

Basic earnings per share:
Income from continuing operations	$2.22	$2.42	$7.51	$6.83
Income from discontinued operations	—	—	—	0.02
Net income	2.22	2.42	7.52	6.85

Diluted earnings per share:
Income from continuing operations	$2.21	$2.40	$7.47	$6.77
Income from discontinued operations	—	—	—	0.02
Net income	2.21	2.40	7.47	6.79

Weighted-average number of shares outstanding:
Basic	319	328	323	330
Diluted	321	331	325	333

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	September 24,
	2022	2021

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,088	$1,203
Accounts receivable, net of allowance for doubtful accounts of $45 and $41, respectively	2,865	2,928
Inventories	2,676	2,511
Prepaid expenses and other current assets	639	621
Total current assets	7,268	7,263
Property, plant, and equipment, net	3,567	3,778
Goodwill	5,258	5,590
Intangible assets, net	1,288	1,549
Deferred income taxes	2,498	2,499
Other assets	903	783
Total assets	$20,782	$21,462
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$914	$503
Accounts payable	1,593	1,911
Accrued and other current liabilities	2,125	2,242
Total current liabilities	4,632	4,656
Long-term debt	3,292	3,589
Long-term pension and postretirement liabilities	695	1,139
Deferred income taxes	244	181
Income taxes	304	302
Other liabilities	718	847
Total liabilities	9,885	10,714
Commitments and contingencies
Redeemable noncontrolling interests	95	114
Shareholders' equity:
Common shares, CHF 0.57 par value, 330,830,781 shares authorized and issued, and 336,099,881 shares authorized and issued, respectively	146	148
Accumulated earnings	12,832	11,709
Treasury shares, at cost, 12,749,540 and 9,060,919 shares, respectively	(1,681)	(1,055)
Accumulated other comprehensive loss	(495)	(168)
Total shareholders' equity	10,802	10,634
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$20,782	$21,462

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 24,	September 30,	September 24,
	2022	2021	2022	2021

	(in millions)
Cash flows from operating activities:
Net income	$708	$794	$2,428	$2,261
Income from discontinued operations, net of income taxes	—	—	(1)	(6)
Income from continuing operations	708	794	2,427	2,255
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	188	179	785	769
Deferred income taxes	(129)	(292)	(147)	(354)
Non-cash lease cost	33	30	131	120
Provision for losses on accounts receivable and inventories	(9)	14	70	46
Share-based compensation expense	31	21	119	94
Other	42	(16)	23	(61)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	308	120	200	(518)
Inventories	398	(74)	(41)	(556)
Prepaid expenses and other current assets	(7)	(5)	50	(19)
Accounts payable	(348)	(86)	(396)	560
Accrued and other current liabilities	(82)	63	(398)	173
Income taxes	(21)	45	32	106
Other	(168)	(19)	(387)	61
Net cash provided by operating activities	944	774	2,468	2,676
Cash flows from investing activities:
Capital expenditures	(212)	(236)	(768)	(690)
Proceeds from sale of property, plant, and equipment	8	1	106	86
Acquisition of businesses, net of cash acquired	(104)	(297)	(220)	(423)
Other	(2)	(8)	4	(10)
Net cash used in investing activities	(310)	(540)	(878)	(1,037)
Cash flows from financing activities:
Net increase in commercial paper	133	—	370	—
Proceeds from issuance of debt	—	—	588	661
Repayment of debt	—	(2)	(558)	(708)
Proceeds from exercise of share options	20	37	54	167
Repurchase of common shares	(326)	(313)	(1,412)	(831)
Payment of common share dividends to shareholders	(179)	(164)	(685)	(647)
Other	(2)	(1)	(41)	(28)
Net cash used in financing activities	(354)	(443)	(1,684)	(1,386)
Effect of currency translation on cash	(12)	(4)	(21)	5
Net increase (decrease) in cash, cash equivalents, and restricted cash	268	(213)	(115)	258
Cash, cash equivalents, and restricted cash at beginning of period	820	1,416	1,203	945
Cash, cash equivalents, and restricted cash at end of period	$1,088	$1,203	$1,088	$1,203

Supplemental cash flow information:
Interest paid on debt, net	$19	$18	$58	$58
Income taxes paid, net of refunds	95	80	421	371

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 24,	September 30,	September 24,
	2022	2021	2022	2021

	(in millions)
Net cash provided by operating activities	$944	$774	$2,468	$2,676
Excluding:
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	5	(3)	(23)	9
Capital expenditures, net	(204)	(235)	(662)	(604)
Free cash flow (1)	$745	$536	$1,783	$2,081

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 30,		September 24,		September 30,		September 24,
	2022		2021		2022		2021

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,447		$2,198		$9,219		$8,974
Industrial Solutions	1,252		1,017		4,520		3,844
Communications Solutions	660		603		2,542		2,105
Total	$4,359		$3,818		$16,281		$14,923

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$347	14.2%	$387	17.6%	$1,534	16.6%	$1,526	17.0%
Industrial Solutions	180	14.4	134	13.2	620	13.7	469	12.2
Communications Solutions	133	20.2	139	23.1	602	23.7	439	20.9
Total	$660	15.1%	$660	17.3%	$2,756	16.9%	$2,434	16.3%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$407	16.6%	$395	18.0%	$1,618	17.6%	$1,679	18.7%
Industrial Solutions	207	16.5	162	15.9	718	15.9	557	14.5
Communications Solutions	143	21.7	149	24.7	630	24.8	465	22.1
Total	$757	17.4%	$706	18.5%	$2,966	18.2%	$2,701	18.1%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 30, 2022
	versus Net Sales for the Quarter Ended September 24, 2021
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions (3):
Automotive	$205	13.5%	$378	25.2%	$(173)	$—
Commercial transportation	51	13.7	83	22.4	(32)	—
Sensors	(7)	(2.3)	15	5.2	(22)	—
Total	249	11.3	476	21.8	(227)	—
Industrial Solutions (3):
Industrial equipment	135	35.0	117	30.0	(45)	63
Aerospace, defense, and marine	55	21.3	75	28.8	(20)	—
Energy	31	16.0	50	25.2	(19)	—
Medical	14	7.8	16	9.5	(2)	—
Total	235	23.1	258	25.1	(86)	63
Communications Solutions (3):
Data and devices	68	19.0	60	16.9	(14)	22
Appliances	(11)	(4.5)	—	—	(11)	—
Total	57	9.5	60	10.2	(25)	22
Total	$541	14.2%	$794	20.9%	$(338)	$85

	Change in Net Sales for the Year Ended September 30, 2022
	versus Net Sales for the Year Ended September 24, 2021
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$148	2.3%	$515	8.1%	$(367)	$—
Commercial transportation	115	7.8	178	12.1	(63)	—
Sensors	(18)	(1.6)	34	3.0	(52)	—
Total	245	2.7	727	8.1	(482)	—
Industrial Solutions (3):
Industrial equipment	537	38.4	400	28.5	(100)	237
Aerospace, defense, and marine	52	5.0	91	8.7	(38)	(1)
Energy	66	8.9	119	16.0	(42)	(11)
Medical	21	3.1	28	4.2	(7)	—
Total	676	17.6	638	16.6	(187)	225
Communications Solutions (3):
Data and devices	378	31.6	355	29.6	(30)	53
Appliances	59	6.5	83	9.2	(24)	—
Total	437	20.8	438	20.8	(54)	53
Total	$1,358	9.1%	$1,803	12.1%	$(723)	$278

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 30, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$347	$4	$56	$—	$407
Industrial Solutions	180	8	19	—	207
Communications Solutions	133	3	7	—	143
Total	$660	$15	$82	$—	$757

Operating margin	15.1%				17.4%

Other income, net	$4	$—	$—	$—	$4

Income tax (expense) benefit	$56	$(3)	$(16)	$(182)	$(145)

Effective tax rate	(8.6)%				19.4%

Income from continuing operations	$708	$12	$66	$(182)	$604

Diluted earnings per share from continuing operations	$2.21	$0.04	$0.21	$(0.57)	$1.88

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $67 million income tax benefit related to the tax impacts of certain intercompany transactions. Our annual effective tax rate for fiscal 2022 includes a total income tax benefit of $124 million related to these transactions, with portions recognized in each quarter of the fiscal year. Also includes a $64 million income tax benefit related primarily to a lapse of a statute of limitation and a $51 million income tax benefit related to the release of a valuation allowance associated primarily with improved current and expected future operating profit and taxable income.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other			Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Other Items (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$387	$3	$5	$—	$—	$395
Industrial Solutions	134	4	24	—	—	162
Communications Solutions	139	1	9	—	—	149
Total	$660	$8	$38	$—	$—	$706

Operating margin	17.3%					18.5%

Other income (expense), net	$(22)	$—	$—	$28	$—	$6

Income tax (expense) benefit	$167	$(1)	$3	$(6)	$(304)	$(141)

Effective tax rate	(26.6)%					20.1%

Income from continuing operations	$794	$7	$41	$22	$(304)	$560

Diluted earnings per share from continuing operations	$2.40	$0.02	$0.12	$0.07	$(0.92)	$1.69

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,534	$16	$68	$—	$1,618
Industrial Solutions	620	32	66	—	718
Communications Solutions	602	5	23	—	630
Total	$2,756	$53	$157	$—	$2,966

Operating margin	16.9%				18.2%

Other income, net	$28	$—	$—	$(11)	$17

Income tax expense	$(306)	$(11)	$(34)	$(200)	$(551)

Effective tax rate	11.2%				18.8%

Income from continuing operations	$2,427	$42	$123	$(211)	$2,381

Diluted earnings per share from continuing operations	$7.47	$0.13	$0.38	$(0.65)	$7.33

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $141 million recorded in net restructuring and other charges and $16 million recorded in cost of sales.

(3) Includes a $124 million income tax benefit related to the tax impacts of certain intercompany transactions, a $64 million income tax benefit related primarily to a lapse of a statute of limitation, and a $51 million income tax benefit related to the release of a valuation allowance associated primarily with improved current and expected future operating profit and taxable income. Also includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower corporate tax rate enacted in the canton of Schaffhausen and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other			Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Other Items (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,526	$18	$135	$—	$—	$1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$2,434	$34	$233	$—	$—	$2,701

Operating margin	16.3%					18.1%

Other income (expense), net	$(17)	$—	$—	$28	$—	$11

Income tax expense	$(123)	$(7)	$(35)	$(6)	$(333)	$(504)

Effective tax rate	5.2%					18.9%

Income from continuing operations	$2,255	$27	$198	$22	$(333)	$2,169

Diluted earnings per share from continuing operations	$6.77	$0.08	$0.59	$0.07	$(1.00)	$6.51

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$395	$3	$(6)	$—	$392
Industrial Solutions	123	12	22	—	157
Communications Solutions	154	1	8	—	163
Total	$672	$16	$24	$—	$712

Operating margin	17.6%				18.6%

Other income, net	$15	$—	$—	$(11)	$4

Income tax expense	$(110)	$(3)	$(7)	$(5)	$(125)

Effective tax rate	16.2%				17.7%

Income from continuing operations	$567	$13	$17	$(16)	$581

Diluted earnings per share from continuing operations	$1.72	$0.04	$0.05	$(0.05)	$1.76

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $12 million recorded in net restructuring and other charges and $12 million recorded in cost of sales.

(3) Includes a $17 million income tax benefit related to the tax impacts of an intercompany transaction. Our annual effective tax rate for fiscal 2022 includes a total income tax benefit of $124 million related to such transactions. Also includes $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK ON NET SALES

(UNAUDITED)

	For the Quarter Ended September 30, 2022			For the
		Adjustment		Quarter Ended
	14 Weeks	Impact of	13 Weeks	September 24,
	U.S. GAAP	14th Week	(Non-GAAP) (1)(2)	2021

	(in millions)

Net Sales	$4,359	$(306)	$4,053	$3,818

(1) Excludes the impact of an additional week in the fourth quarter of fiscal 2022. The impact of the additional week was estimated using average sales for the fourth quarter of the fiscal year.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of November 2, 2022

(UNAUDITED)

Outlook for
Quarter Ending
December 30,
2022
Diluted earnings per share from continuing operations	$1.31
Restructuring and other charges, net	0.17
Acquisition-related charges	0.02
Adjusted diluted earnings per share from continuing operations (1)	$1.50
.

Net sales growth (decline)	(1.8)%
Translation	10.5
(Acquisitions) divestitures, net	0.1
Organic net sales growth (1)	8.8%

(1) See description of non-GAAP financial measures.